SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 26, 2010

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 26, 2010, New York Mortgage Trust, Inc. (the “Company”), together with two of its wholly-owned subsidiaries, Hypotheca Capital, LLC (“HC”) and New York Mortgage Funding LLC (“NYMF”), entered into an Amended and Restated Advisory Agreement (the “Agreement”) with Harvest Capital Strategies LLC (“HCS”), pursuant to which HCS will provide investment advisory services to the Company and will manage “new program assets” acquired after the date of the Agreement on the Company’s behalf.  New program assets, which require the approval of both the Company and HCS, are defined under the Agreement to mean those assets (excluding RMBS) of the Company that are sourced or acquired by HCS on the Company’s behalf after the effective date of the Agreement.  Consistent with the Company’s current investment strategy, it is anticipated that such new program assets may include various types of real estate-related and financial assets, including, among other things, certain non-rated residential mortgage assets, commercial mortgage-backed securities, commercial real estate loans, collateralized loan obligations and investments in debt or equity securities of other issuers.  The Agreement replaces that certain Advisory Agreement, dated as of January 18, 2008, by and between the Company, HC, NYMF and JMP Asset Management LLC, the predecessor to HCS (the “Prior Advisory Agreement”).

In connection with the acquisition of new program assets, the Company and HCS will negotiate the terms of the new program assets, including the compensation payable thereunder to HCS by the Company, and each new program asset will be identified as a Managed Asset or a Scheduled Asset (each as defined in the Agreement) by the Company and HCS.  With respect to those assets identified as Managed Assets, HCS will be entitled to receive a base advisory fee that is calculated and paid quarterly in arrears in an amount equal to the product of (A) ¼ of the amortized cost of the Managed Assets as of the end of the quarter, and (B) 2%.  HCS is also eligible to earn incentive compensation on the Managed Assets for each fiscal year during the term of the Agreement in an amount (not less than zero) equal to 35% of the GAAP net income attributable to the Managed Assets for the full fiscal year (including paid interest and realized gains), after giving effect to all direct expenses related to the Managed Assets, including but not limited to, the annual consulting fee (described below) and base advisory fees, that exceeds a hurdle rate of 13% based on the average equity of the Company invested in Managed Assets during that particular year.  With respect to those assets identified as Scheduled Assets, HCS will receive the compensation, which may include base advisory and incentive compensation, agreed upon between the Company and HCS and set forth in a term sheet or other documentation that will become an addendum to the Agreement.  As of the effective date of the Agreement, the Company owned no Managed Assets and approximately $0.4 million of Scheduled Assets.

During the term of the Agreement, HCS will be paid an annual consulting fee equal to $1 million, 25% of which is payable each quarter in arrears, for consulting and support services related to finance, capital markets, investment and other strategic activities of the Company.  The annual consulting fee is subject to reduction for each whole percentage point that the equity investment of JMP Group Inc. and its affiliates in the capital stock of the Company falls below a certain level.  In addition, HCS will continue to be eligible to earn incentive compensation on those assets held by the Company as of the effective date of the Agreement that are deemed to be managed assets under the Prior Advisory Agreement (“Legacy Assets”), which shall be calculated in the manner prescribed in the Prior Advisory Agreement.  Incentive compensation payable under the Prior Advisory Agreement is payable quarterly in arrears and calculated as an amount equal to 25% of the GAAP net income of the managed subsidiaries attributable to Legacy Assets that exceed a hurdle rate equal to the greater of (a) 8% and (b) 2% plus the ten year treasury rate for such fiscal year.

The Agreement will have an initial term that expires on June 30, 2012, subject to automatic annual one-year renewals thereafter. The Company may terminate the Agreement or elect not to renew the Agreement, subject to certain conditions and subject to paying a termination fee equal to the product of (A) 1.5 and (B) the sum of (i) the average annual base advisory fee earned by HCS during the 24-month preceding the effective termination date, and (ii) the annual consulting fee.  No termination fee is payable in the event the Company terminates the Agreement for cause.  Unless the Agreement is terminated by the Company for certain events that constitute cause, which events are also deemed by a majority of the Company’s independent directors to materially detriment the Company, the Company will continue to pay incentive compensation earned on all Managed Assets, Scheduled Assets and Legacy Assets held by the Company as of the effective termination date, until such time as the assets are disposed of by the Company or mature.

Pursuant to the Agreement, James J. Fowler, the Chairman of the Board of Directors of the Company and a Managing Director of JMP Group Inc. and a Portfolio Manager at HCS, will continue to serve as the Chief Investment Officer of HC and NYMF. HCS is a wholly-owned subsidiary of JMP Group Inc.  Pursuant to Schedules 13D filed with the SEC on February 17, 2009 and as adjusted for issuances of the Company’s common stock since that time, HCS and JMP Group Inc. beneficially owned approximately 16.7% and 12.1%, respectively, of the Company’s common stock, and 100%, collectively, of the Company’s  Series A cumulative convertible redeemable preferred stock.  The Agreement was approved by the Company’s Board of Directors.  In accordance with Company policy, Mr. Fowler and Steven R. Mumma, a director and the Company’s Chief Executive Officer, abstained from voting on the Agreement.

The description of the Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.   Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.02.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Advisory Agreement, by and among New York Mortgage Trust, Inc., Hypotheca Capital, LLC, New York Mortgage Funding, LLC and Harvest Capital Strategies LLC, dated as of July 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: July 27, 2010	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer, President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Amended and Restated Advisory Agreement, by and among New York Mortgage Trust, Inc., Hypotheca Capital, LLC, New York Mortgage Funding, LLC and Harvest Capital Strategies LLC, dated as of July 26, 2010.

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